UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Rosetta Genomics Ltd. (Exact name of the Registrant as specified in its charter)

Israel (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Rosetta Genomics Ltd. 10 Plaut Street, Science Park Rehovot 76706 POB 4059 Israel (Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary Shares, par value NIS 0.01 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-137095

Securities to be registered pursuant to Section 12(g) of the Act:     None.

Item 1. Description of The Registrant’s Securities to be Registered

The description of the ordinary shares of the Registrant set forth under the caption “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-137095) as filed with the Securities and Exchange Commission on September 1, 2006, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.1*	Amended and Restated Articles of Association.
3.2*	Form of Second Amended and Restated Articles of Association
4.1*	Form of Share Certificate.
4.2*	Investor Rights Agreement dated April 4, 2006.

* Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROSETTA GENOMICS LTD.

By:	/s/ Amir Avniel
Amir Avniel
Chief Executive Officer and President

Date: September 22, 2006

Exhibit Index

Exhibit Number	Description

3.1*	Amended and Restated Articles of Association.
3.2*	Form of Second Amended and Restated Articles of Association
4.1*	Form of Share Certificate.
4.2*	Investor Rights Agreement dated April 4, 2006.

* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form F-1 (File No. 333-137095), as amended.